Exhibit T3A.62

UR of Bowie MD, Inc.

ARTICLES OF INCORPORATION

FIRST:   I, Robert S. Handzo, whose post office address is 102 W. Pennsylvania Avenue, Towson, Maryland 21204, being at least eighteen (18) years of age, hereby form a corporation under and by virtue of the General Laws of the State of Maryland.

SECOND:   The name of the corporation (which is hereafter referred to as “Corporation”) is

UR of Bowie MD, Inc.

THIRD:   The purposes for which the Corporation is formed are:

(1)  To acquire and conduct the business of dealing in all kinds of spirits, beers, wines and beverages at retail, and a restaurant properly licensed to do so, and to do all things incidental thereto, such as buying, selling merchandise, dispensing food and drink, purchasing or holding and occupying under deed or lease such real estate as may be necessary therefore, and for such purposes to borrow money and pledge property and assets of the corporation as security therefore, and to have all of the powers conferred upon corporations organized under the provisions of the Maryland General Corporation Law.

(2)  To do anything permitted by Section 2-103 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.

FOURTH:   The post office address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 300 F. Lombard Street, Baltimore, Maryland 21202. The name and post office address of the Resident Agent of the Corporation in this State are The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202. Said Resident Agent is an individual actually residing in this State.

FIFTH:   The total number of shares of capital stock which the Corporation has authority to issue is five thousand (5000), divided into two thousand five hundred (2500) shares of Class A Common Stock without par value, and two thousand five hundred (2500) shares of Class B Common Stock without par value.

The following is a description of each class of stock of the Corporation with the preferences, conversion and other rights, restrictions, voting powers, and qualifications of each Class:

1.  Except as hereinafter provided with respect to voting powers, the Class A Common Stock and the Class B Common Stock of the Corporation shall be identical in all respects.

2.  With respect to voting powers, except as otherwise required by the Corporations and Associations Article of the Annotated Code of Maryland, the holders of Class A Common Stock shall possess all voting powers for all purposes, including by way of illustration and not of limitation the election of directors, and the holders of Class B Common Stock shall have no voting power whatsoever, and no holder of Class B Common Stock shall vote on or otherwise participate in any proceedings in which actions shall he taken by the Corporation or the stockholders thereof or be entitled to notification as to any meeting of the Board of Directors or the stockholders.

SIXTH:   The number of Directors of the Corporation shall be three (3), which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than three, provided that:

(1)  If there is no stock outstanding, the number of directors may be less than three but not less than one; and

(2)  If there is stock outstanding and so long as there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders.

The name of the initial director who shall act until the organizational meeting or first annual meeting or until his successors are duly elected and qualify is: Robert S. Handzo.

SEVENTH:   The following provisions are hereby adopted for the purpose of defining, limiting and regulating, the powers of the Corporation and of the directors and stockholders:

(1)  The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

(2)  The Board of Directors of the Corporation may classify or reclassify any unissued stock by setting or changing in any one or more respects, from time to time before issuance of such stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms or conditions of redemption of such stock.

(3)  The Corporation reserves the right to amend its Charter so that such amendment may alter the contract rights, as expressly set forth in the Charter, of any outstanding stock, and any objecting stockholder whose rights may or shall be thereby substantially adversely affected shall not be entitled to demand and receive payment of the face value of his stock.

(4)  No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of ouch shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the Maryland General Corporation Law now or hereafter in force.

EIGHTH:   No director or officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages except (1) to the extent that it is proved that such director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to such director or officer is entered in a proceeding based on a finding in the proceeding that such director’s or officer’s action, or failure to act, was (a) the result of active and deliberate dishonesty, or (b) intentionally wrongful, willful or malicious and, in each such case, was material to the cause of action adjudicated in the proceeding.

NINTH:   (1)  As used in this Article Ninth any word or words that are defined in Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time, (the “Indemnification Section”), shall have the same meaning as provided in the Indemnification Section.

(2)  The Corporation may, as determined by the Board of Directors of the Corporation, indemnity and advance expenses to a director, officer, employee or agent in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation this _7th_ day of May, 2002, and I acknowledge the same to be my act.

/s/ Robert S. Handzo
Robert S. Handzo

The undersigned hereby consents to the designation of it as Resident Agent for the Corporation in this document.

The Corporation Trust Incorporated

Date	By:
Resident Agent